Exhibit 99.1

William E. Johnson Compensation

1. Base Salary; $440,000 per year

2.	Participation in Valmont's 2025 Annual Incentive Plan (AIP) - Corporate Plan with a target of 50% of base salary (prorated for 2025) and capped at 2x bonus target.
3.	Participation in the Long Term Performance (Share Unit (PSU) Plans for 2024-2026 (prorated from start date) and 2025-2027 (prorated from start date) with a target value of 55% of base salary.
4.	Participation in the stock element of Valmont’s long term incentive plans, with eligibility for a grant in December 2025 with a target value of 110% of base salary.
5.	Participation in Valmont’s non-qualified deferred compensation plan, VERSP 401(k) plan, health and welfare benefit plans.

6. New Hire one-time payment and equity grant for bonus and equity replacement:

• One-time payment of $85,000 as of the start date based on normal payroll practices,

•	Award of $210,000 in restricted stock units as of the start date, with three-year tiered vesting (1/3 per year) using the standard Valmont agreement form.

7. Stock ownership guideline of 1.5x of Base Salary.